EVERTEC TO ACQUIRE DIMENSA FOR R$950 MILLION
Strengthens Evertec’s Funds product offering
Expands portfolio into the Insurance vertical
Expands customer base in Brazil

SAN JUAN, PUERTO RICO – February 2, 2026 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec”, the “Company”, “we” or “our”) today announced it has entered into a definitive agreement to acquire Dimensa, S.A. (“Dimensa”), a B2B technology provider serving financial institutions in Brazil, through its wholly-owned subsidiary Evertec Brasil Informática S.A. The parties have agreed to a transaction valued at R$950 million, representing approximately USD $181 million at current exchange rates, which the Company expects to finance with existing liquidity. The agreement is subject to customary closing conditions, including approval by Brazil’s Administrative Council for Economic Defense (CADE), the government agency responsible for regulating national competition. If authorized, the deal is expected to close in the second quarter of 2026.

Strategic Benefits
•Accelerated Growth and Market Leadership:
This acquisition positions Evertec as a leading provider in Brazil’s financial technology sector, expanding our reach to over 15,000 customers and deepening Evertec’s presence in key segments such as Funds, Banking, Risk, and Insurance. By integrating Dimensa’s established relationships and market expertise, Evertec strengthens its footprint in Brazil.

•Portfolio Diversification and Innovation:
The transaction enables Evertec to offer a more comprehensive suite of solutions, including advanced risk management and insurance platforms, alongside existing banking and funds services. Dimensa’s technology and talent will accelerate Evertec’s innovation pipeline, allowing for the development of new products and services tailored to evolving customer needs.

•Enhanced Customer Value and Experience:
The integration of Dimensa’s capabilities enhances Evertec’s ability to deliver seamless, end-to-end solutions, improving operational efficiency and customer satisfaction. Clients will benefit from scalable, robust platforms that support growth and digital transformation initiatives.

•Proven Track Record of Acquisitions:
This marks Evertec’s fourth acquisition in Brazil, building on prior acquisitions of PaySmart and Sinqia in 2023 and Tecnobank in 2025.

“The acquisition of Dimensa represents a significant step forward in Evertec’s long-term strategy to strengthen our presence in Brazil and broaden the solutions we provide across the financial ecosystem,” said Mac Schuessler, President and CEO of Evertec. “Dimensa’s deep expertise and strong market position make it a natural complement to our business, and together we will be even better positioned to support the evolving needs of our customers.”

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processor and financial technology provider in Latin America, Puerto Rico and the Caribbean, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process over ten billion transactions annually. The Company also offers financial technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding the Transaction, the anticipated benefits thereof, the timing of the Transaction closing and the parties’ entrance into the definitive agreement, are forward looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” or the negatives of these terms or variations of them or similar terminology are generally forward-looking in nature and not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: failure to satisfy one or more conditions to closing of the Transaction; the inability to achieve the expected benefits of the Transaction; the loss of personnel or customers in connection with the Transaction; any delays in obtaining regulatory approvals; and the other important factors set forth under "Part 1, Item 1A. Risk Factors," in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the "SEC") on March 3, 2025, as any such factors may be updated from time to time in the Company’s filings with the SEC.  The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless it is required to do so by law.

Investor Contact
Loyda Montes Santiago
(787) 773-5442
IR@evertecinc.com

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